Exhibit 99.1

Unaudited Pro Forma Condensed
Combined Statement of Operations

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 presents the pro forma combined results of operations of the combined company after giving pro forma effect to (1) the acquisition by Crown Castle International Corp. ("Crown Castle" or "CCIC"), through certain of its wholly owned subsidiaries, of the exclusive right to lease, operate or otherwise acquire approximately 9,675 wireless communication sites (the "Sites") from certain subsidiaries of AT&T Inc., a Delaware Corporation ("AT&T"), for approximately $4.827 billion in cash (the "AT&T Transaction"), (2) the related financings described herein (collectively, together with the AT&T Transaction, the "Transactions") and (3) the commencement by Crown Castle of operations as a real estate investment trust ("REIT").
The accompanying unaudited pro forma condensed combined statement of operations is based upon historical financial statements, including the (1) audited consolidated statement of operations and comprehensive income (loss) of Crown Castle contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes the results of the AT&T Transaction from December 16, 2013 through December 31, 2013, (2) the unaudited Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T) for the nine months ended September 30, 2013 contained in Crown Castle's Form 8-K/A filed January 21, 2014, and (3) the unaudited results of Towers Sites (a component of AT&T) from October 1, to December 15, 2013. Tower Sites is not a legal entity and references to "Tower Sites" refer to the collective operations of the Sites. The unaudited pro forma condensed combined statement of operations is presented as if the Transactions and the commencement of operations as a REIT (which we refer to as the "REIT Conversion") were consummated on January 1, 2013.
The accompanying unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Crown Castle would have been had the Transactions and the REIT Conversion occurred on January 1, 2013, nor are they necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed combined statement of operations does not include the realization of potential cost savings from operating efficiencies that may result from the AT&T Transaction. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Crown Castle previously filed on its Form 10-K and the Statements of Revenues and Certain Expenses of Tower Sites (a component of AT&T) included in the Form 8-K/A filed on January 21, 2014.
Transactions
The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Transactions on Crown Castle as if the Transactions had been consummated on January 1, 2013, and are prepared using the purchase method of accounting, with Crown Castle treated as the acquirer. Crown Castle is in the process of obtaining a third-party valuation of certain of the assets acquired and liabilities assumed from AT&T, including property and equipment and intangible assets. Given the size and timing of the AT&T Transaction, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles and goodwill. However, as indicated below, Crown Castle made preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined statement of operations. The preliminary purchase price allocation is based on the assumption that the leased Sites in the AT&T Transaction are accounted for as prepaid capital leases. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Crown Castle has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes. No pro forma adjustment has been made for the $12.2 million of acquisition and integration costs incurred during the year ended December 31, 2013 related to the AT&T Transaction.
The table below reflects the funding sources for the AT&T Transaction, in thousands of dollars.

Cash on hand	$37,153
Common Stock Offering, net of fees and expenses	2,980,586
Mandatory Convertible Preferred Stock Offering, net of fees and expenses	950,886
CCOC Revolving Credit Facility Drawdown, net of repayment	165,000
Incremental Tranche B Term Loans, net of fees and expenses	493,612
Incremental Tranche A Term Loans, net of fees and expenses	199,362
Total sources of funds	$4,826,599

Exhibit 99.1

The table below reflects the preliminary purchase price allocation for the AT&T Transaction, in thousands of dollars.

Balance Sheet Caption	Amount
Current assets	$20,428
Property and equipment	1,965,375
Goodwill	1,768,535
Other intangible assets	1,280,071
Other assets	3,253
Other accrued liabilities	(12,929)
Below-market leases, deferred ground lease payable and other liabilities(1)	(198,134)
Net assets acquired(2)	$4,826,599

(1)    Predominately consists of above-market ground leases.
(2)    No deferred taxes were recorded because the Sites are included in the REIT.
REIT
On January 1, 2014, Crown Castle began operating as a REIT for U.S. federal income tax purposes. The pro forma adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the REIT Conversion, as if the REIT Conversion was effective as of January 1, 2013.
As a REIT, Crown Castle will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. Crown Castle also may be subject to certain federal, state, local, and foreign taxes on its income or assets, including alternative minimum taxes, taxes on any undistributed income, and state, local, or foreign income, franchise, property and transfer taxes. In addition, Crown Castle could in certain circumstances be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Internal Revenue Code of 1986, as amended ("Code") to maintain qualification for taxation as a REIT. Crown Castle's small cells will initially be included in one or more wholly-owned taxable REIT subsidiaries ("TRS"). Crown Castle has submitted a private letter ruling request with the IRS regarding whether certain components of its small cell business and the related rents qualify as real property under Code Section 856 and thus can be included in our REIT. If any of the small cell assets and operations are included in the REIT in the future, Crown Castle would expect to de-recognize its previously recorded U.S. federal and state net deferred tax liabilities related to such small cell assets and liabilities. Additionally, Crown Castle will include in TRSs its tower operations in Australia and will include certain other assets and operations in TRSs. Those TRS assets and operations will continue to be subject, as applicable, to federal and state corporate income taxes and to foreign taxes in the jurisdictions in which such assets and operations are located. Crown Castle's foreign assets and operations (including our tower operations in Puerto Rico and Australia) most likely will be subject to foreign income taxes in the jurisdictions in which such assets and operations are located, regardless of whether they are included in a TRS or not.
In connection with completing the steps necessary to qualify to operate as a REIT, in December 2013 Crown Castle de-recognized the net deferred tax assets and liabilities related to the entities included in the REIT resulting in a corresponding net non-cash income tax charge of $67.4 million. The de-recognition of the deferred tax assets and liabilities was recorded upon completion of all necessary actions to qualify as a REIT and receipt of final approval from our board of directors. This net non-cash non-recurring income tax charge is reflected as a pro forma adjustment and thus eliminated from our results of operations as set forth in the pro forma condensed combined statement of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations
Crown Castle International Corp. and Subsidiaries
Year Ended December 31, 2013
(In thousands except per share data)

	Historical Year Ended (A)	Results of Tower Sites from January 1, to December 15, 2013 (B)	Pro Forma Adjustments for the Transactions		Year Ended Pro Forma for the Transactions	Pro Forma Adjustment for the REIT Conversion		Year Ended Pro Forma for the Transactions and REIT Conversion
Net revenues:
Site rental	$2,503,620	$161,552	$230,043	(C1)	$2,895,215	$—		$2,895,215
Network services and other	518,764	6,756	—		525,520	—		525,520
Net revenues	3,022,384	168,308	230,043		3,420,735	—		3,420,735
Operating expenses:
Cost of operations(1):
Site rental	725,109	168,126	20,329	(C2)	913,564	—		913,564
Network services and other	321,687	—	4,344	(C3)	326,031	—		326,031
General administrative	238,702	12,992	—		251,694	—		251,694
Asset write-down charges	14,863	—	—		14,863	—		14,863
Acquisition and integration costs	26,005	—	—		26,005	—		26,005
Depreciation, amortization and accretion	774,215	—	218,309	(C4)	992,524	—		992,524
Total operating expenses	2,100,581	181,118	242,982		2,524,681	—		2,524,681

Operating income (loss)	921,803	(12,810)	(12,939)		896,054	—		896,054
Interest expense and amortization of deferred financing costs	(589,630)	—	(24,163)	(C5)	(613,793)	—		(613,793)
Gains (losses) on retirement of long-term obligations	(37,127)	—	—		(37,127)	—		(37,127)
Interest income	1,355	—	—		1,355	—		1,355
Other income (expense)	(3,872)	—	—		(3,872)	—		(3,872)
Income (loss) before income taxes	292,529	(12,810)	(37,102)		242,617	—		242,617
Benefit (provision) for income taxes	(198,628)	—	—	(C6)	(198,628)	204,395	(D1)	5,767
Net income (loss)	93,901	(12,810)	(37,102)		43,989	204,395		248,384
Less: Net income (loss) attributable to the noncontrolling interest	3,790	—	—		3,790	—		3,790
Net income (loss) attributable to CCIC stockholders	90,111	(12,810)	(37,102)		40,199	204,395		244,594
Dividends on preferred stock	(11,363)	—	(32,625)	(C7)	(43,988)	—		(43,988)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$78,748	$(12,810)	$(69,727)		$(3,789)	$204,395		$200,606

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.26	N/M	N/M		$(0.01)	N/M		$0.60
Diluted	$0.26	N/M	N/M		$(0.01)	N/M		$0.60
Weighted-average common shares outstanding (in thousands):
Basic	298,083	N/M	34,211	(C8)	332,294	N/M		332,294
Diluted	299,293	N/M	34,211	(C8)	333,504	N/M		333,504

(1)	Exclusive of depreciation, amortization and accretion shown separately.
N/M: Not meaningful
See notes to unaudited pro forma condensed combined statement of operations.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

A.
Reflects Crown Castle's consolidated statement of operations for the year ended December 31, 2013, derived from Crown Castle's audited consolidated statement of operations and comprehensive income (loss) included in its Annual Report Form 10-K for the fiscal year ended December 31, 2013.

B.
Reflects revenues and certain expenses of Tower Sites (a component of AT&T) for the period from January 1, 2013 to December 15, 2013. The results are based upon the historical financial statements, including the (1) the unaudited Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T) for the nine months ended September 30, 2013, included in Crown Castle's Form 8-K/A filed January 21, 2014 and (2) the unaudited results of Towers Sites from October 1 to December 15, 2013.

	Nine Months Ended September 30, 2013	October 1, 2013 to December 15, 2013	Results of Tower Sites from January 1, to December 15, 2013
Revenues:
Lease revenues	$126,372	$35,180	$161,552
Service revenues	5,285	1,471	6,756
	131,657	36,651	168,308
Certain expenses:
Lease expense(1)	118,209	32,908	151,117
Property taxes	13,305	3,704	17,009
	131,514	36,612	168,126
Selling, general & administrative expenses	10,163	2,829	12,992
Total certain expenses	141,677	39,441	181,118
Revenues (less than) in excess of expenses	$(10,020)	$(2,790)	$(12,810)

(1)	Includes tower operating expenses such as repairs and maintenance, utilities and site insurance expenses.

C.	Reflects the Transactions as set forth below

C1.
Represents the combination of both (1) the rent of $211.1 million Crown Castle expects to recognize from AT&T for the applicable period under AT&T's contracted lease of space on the Sites at an initial monthly rate of $1,900 per Site and (2) an increase in straight-line revenues from the AT&T lease and other third party leases of approximately $18.9 million.

C2.
Represents (1) an adjustment of $26.6 million to straight-line expense for ground leases with contractual fixed escalations relating to the Sites, (2) the net impact of the amortization of above-market and below-market ground leases, (3) the inclusion of site insurance expenses, and (4) an adjustment of real and personal property taxes to reflect the fixed annual amount per tower of $1,769 that Crown Castle has agreed to pay to AT&T for real and personal property taxes, partially offset by reclassifications discussed below under note C3.

C3.
Represents an adjustment to reclassify certain network services and other expenses from lease expense to network services and other expenses consistent with the manner in which Crown Castle reports such expenses.

C4.
Reflects depreciation, amortization and accretion on the Sites based on the estimated tangible and customer-related intangible assets of the Sites. For purposes of computing pro forma depreciation expense, a useful life equal to the shorter of 20 years or the term of the underlying ground lease including optional renewal periods was utilized, resulting in an average useful life of approximately 15 years. The fair value adjustment to identifiable intangible assets for the customer-related intangible is being amortized over an estimated useful life of 20 years.

	Amount	Depreciation and Amortization Expense
Property and equipment	$1,911,875	$164,638
Intangible assets	1,124,000	53,671
Total		$218,309

C5.	Reflects the increased annual interest expense and amortization of deferred financing costs from the aggregate borrowings of $865 million discussed below.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

Crown Castle drew $865 million from its Crown Castle Operating Company ("CCOC") Revolving Credit Facility ("Credit Facility") in order to partially fund the AT&T Transaction at closing on December 16, 2013. On December 30, 2013, Crown Castle repaid $700 million on the Credit Facility using (1) the net proceeds of $493.6 million from the $500 million tranche B-2 incremental term loans ("Incremental Tranche B Term Loans"), (2) the net proceeds of $199.4 million from the $200 million tranche A incremental term loans ("Incremental Tranche A Term Loans") and (3) cash on hand. The Incremental Tranche B Term Loans and the Incremental Tranche A Term Loans were issued pursuant to the Incremental Facility Amendment No. 3 and Maturity Date Extension dated December 30, 2013, among Crown Castle, CCOC, certain subsidiaries of CCOC, the lenders party thereto and the Royal Bank of Scotland plc ("RBS"), as administrative agent, to the Credit Agreement dated as of January 31, 2012 (as amended, supplemented or otherwise modified, the "Credit Agreement") by and among CCOC, Crown Castle, the lenders and issuing banks from time to time party thereto, RBS, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.
The Incremental Tranche B Term Loans will mature on January 31, 2021 and have substantially the same terms as CCOC's outstanding tranche B term loans under the Credit Agreement. The Incremental Tranche B Term Loans bear interest at a per annum rate equal to LIBOR plus 2.25% to 2.50% (with LIBOR subject to a floor of 0.75% per annum), based on CCOC's total net leverage ratio.
The Incremental Tranche A Term Loans will mature on November 1, 2018, or, if the aggregate principal amount of CCOC's outstanding tranche B term loans under the Credit Agreement (the maturity date of which has not been extended to a date that is on or after July 31, 2019) is less than or equal to $500 million, January 31, 2019. The Incremental Tranche A Term Loans have substantially the same terms as CCOC's outstanding tranche A term loans under the Credit Agreement. The Incremental Tranche A Term Loans bear interest at a per annum rate equal to LIBOR plus 1.5% to 2.25%, based on CCOC's total net leverage ratio.
The Credit Facility, Incremental Tranche A Term Loans and Incremental Tranche B Term Loans currently bear interest at 2.15%, 2.15% and 3.25%, respectively. As a result, a hypothetical unfavorable fluctuation in market interest rates on these borrowings of 1/8 of a percent point over a 12 month period would increase Crown Castle's interest expense by approximately $1 million when giving effect to its LIBOR floor and would increase its interest expense by approximately $5 million exclusive of the impact of its LIBOR floor.
The following is a summary of the pro forma adjustments to interest expense and amortization of deferred financing costs.

(in thousands)	Principal Amount	Rate	Pro forma
Credit Facility	$165,000	2.15%	$3,548
Incremental Tranche A Term Loans	200,000	2.15%	4,300
Incremental Tranche B Term Loans	500,000	3.25%	16,250
Amortization of deferred financing costs			1,040
Less: Interest expense recorded from December 15, 2013 to December 31, 2013			(975)
Pro forma adjustment			$24,163

C6.	No pro forma income tax adjustment was recorded for the impact of the AT&T Transaction because the Sites are included in the REIT. See note D1.

C7.
Reflects dividends on the 9.8 million shares of Crown Castle's 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share ("4.50% Mandatory Convertible Preferred Stock") issued on October 28, 2013. The issuance of the 4.50% Mandatory Convertible Preferred Stock generated net proceeds of approximately $950.9 million. The holders of the 4.50% Mandatory Convertible Preferred Stock are entitled to receive cumulative dividends, when and if declared by Crown Castle's board of directors, at the rate of 4.50% per annum payable on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2014, and to, and including, November 1, 2016. The dividends may be paid in cash or, subject to certain limitations, shares of Crown Castle's common stock, par value $0.01 or any combination of cash and shares of common stock. The net proceeds from the issuance of the 4.50% Mandatory Convertible Preferred Stock were used to partially fund the AT&T Transaction.

Unless converted earlier, each outstanding share of the 4.50% Mandatory Convertible Preferred Stock will automatically convert on November 1, 2016 into between 1.0811 and 1.3513 shares of common stock, depending on the applicable market value of the common stock and subject to certain anti-dilution adjustments. At any time prior to November 1, 2016, holders of the 4.50% Mandatory Convertible Preferred Stock may elect to convert all or a portion of their shares into common stock at the minimum conversion rate of 1.0811, subject to certain anti-dilution adjustments.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

C8.
On October 28, 2013, Crown Castle issued 41.4 million shares of its common stock, par value $0.01 per share ("Common Stock Offering"), which generated net proceeds of approximately $3.0 billion. The net proceeds from the Common Stock Offering were used to partially fund the AT&T Transaction. The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding to treat the shares issued on October 28, 2013 as if they had been outstanding for the entire period.

	Year Ended December 31, 2013
	Historical Year Ended	Adjustments	Pro Forma Year End
Weighted-average common shares outstanding (in thousands):
Basic weighted-average common shares outstanding	298,083	34,211	332,294
Effect of assumed dilution from potential common shares relating to stock options and restricted stock awards	1,210	—	1,210
Diluted weighted-average common shares outstanding	299,293	34,211	333,504
Approximately 13.2 million common shares reserved for issuance in connection with the conversion of the 4.50% Mandatory Convertible Preferred Stock are excluded from the weighted average diluted common shares outstanding because the impact of such conversion would be anti-dilutive.

D1.
This reflects the impact of the REIT Conversion, as if the REIT Conversion was effective as of January 1, 2013. This pro forma adjustment eliminates the (1) net non-cash non- recurring income tax charge of $67.4 million recorded as a result of the de-recognization of the net deferred tax assets and liabilities related to the entities included in the REIT and (2) federal and state income tax provision recorded for the year ended December 31, 2013 for those entities included in the REIT. No pro forma income tax adjustment was recorded for impact of the AT&T Transaction because the Sites are included in the REIT.

Crown Castle's small cells will initially be included in one or more wholly-owned TRSs. Crown Castle has submitted a private letter ruling request with the IRS regarding whether center components of our small cell business and the related rents qualify as real property under Code Section 856 and thus can be included in our REIT. If any of the small cell assets and operations are included in the REIT in the future, Crown Castle would expect to de-recognize its previously recorded U.S. federal and state net deferred tax liabilities related to such small cell assets and liabilities.